                                   EXHIBIT 23

                                  EXHIBIT 23.0

                              ACCOUNTANT'S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 of HF Financial Corp., pertaining to the HF Financial Corp. 1991 Stock Option and Incentive Plan and the 1996 Director Restricted Stock Plan, of our report dated August 13, 1998, accompanying the consolidated financial statements included in the Form 10-K Annual Report of HF Financial Corp. for the fiscal year ended June 30, 1998.

                                        /s/ McGLADREY & PULLEN, LLP

                                         McGLADREY & PULLEN, LLP

Sioux Falls, South Dakota
September 24, 1998

                                        1